COHEN & CZARNIK LLP
17 State Street
39th Floor
New York, New York 10004

Stephen J. Czarnik, Esq.
Direct Dial:       (212) 232-8323
Fax:                    (212) 937-3870

October 2, 2008

Via EDGAR and Federal Express

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:	Arise Technologies Inc.
Registration Statement on Form S-1 (File No. 333-148579)

Ladies and Gentlemen:

               On behalf of Arise Technologies, Inc , I am submitting this letter in response to the comment letter of the staff of the Securities and Exchange Commission (the “Commission”), dated January 18, 2008, regarding Arise’s registration statement on Form SB-2 dated January 10, 2008. Amendment No. 1 to the registration statement was transmitted via EDGAR today, October 2, 2008, which includes changes made to the registration statement in response to the staff’s comments. I also enclose five (5) copies of Amendment No. 1 to the registration statement.

               This letter recites below each comment of the Commission numbered in accordance with the comment letter and, following each comment, sets forth our response.

Financial Statements

1.           Please provide the audited financial statements for each of the periods as required by Item 310(a) of Regulation S-B. We note that the financial statements for the year ended December 31, 2005 have only been reviewed and not audited by your independent registered public accountant.

The registration statement has been revised to include audited financial statements for the years ended December 31, 2006 and December 31, 2007.

2.           Please also ensure that the audit report is properly signed by your independent registered public accountant.

The registration statement has been revised to include a properly signed audit report by Arise’s independent registered public accountant.

3.           Please file a currently dated consent of your independent registered public accountant in Exhibit 23.1.

The registration statement has been revised to include a currently dated consent of Arise’s independent registered public accountant.

     We would very much appreciate your prompt review of Amendment No. 1. If you have any comment or questions about the foregoing, please contact me at (212) 232-8323 or Jan P. Cohen of this office at (212) 232-8325. I thank you for your attention to this matter.

With kind regards,

/s/ Cohen & Czarnik

cc:	Mr. Shih Liang
President, Chief Executive Officer and Director 2F No. 285 Sec. 2, Tiding Blvd Neihu District, Taipei City Taiwan, R.O.C.